UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 3, 2016

WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEBRASKA	0-14690	47-0648386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14507 FRONTIER ROAD POST OFFICE BOX 45308 OMAHA, NEBRASKA		68145-0308
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 895-6640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Departure of Directors or Certain Officers

On December 3, 2016, James A. Mullen, a named executive officer, provided notice of his intent to resign as the Executive Vice President and General Counsel of Werner Enterprises, Inc. (the “Company”), effective December 8, 2016 (the “Separation Date”).

In connection with his resignation, Mr. Mullen and the Company entered into a letter agreement (the “Agreement”). The Agreement includes customary confidentiality, release and waiver provisions. Under the Agreement and subject to the terms and conditions set forth therein, the Company and Mr. Mullen have agreed that Mr. Mullen will receive his regular salary through the Separation Date and one lump-sum cash payment of $120,000, which consists of his annual discretionary year-end bonus for 2016. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which the Company will file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2016.

In accordance with the terms of Mr. Mullen’s previously granted equity compensation award agreements and the Company’s Amended and Restated Equity Plan, all unvested equity awards shall be forfeited on the Separation Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: December 8, 2016	By:	/s/ John J. Steele
John J. Steele
Executive Vice President, Treasurer and Chief Financial Officer

Date: December 8, 2016	By:	/s/ James L. Johnson
James L. Johnson
Executive Vice President, Chief Accounting Officer and Corporate Secretary